Exhibit 10.3

Coeur d’Alene Mines Corporation
Nonqualified Stock Option Award Agreement
(2003 Long-Term Incentive Plan)

        You have been selected to be a Participant in the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan (the “Plan”), as specified below:

        Participant:

        Date of Grant:

        Number of Shares Covered by This Option:

        Option Price:

        Date of Expiration:

This document constitutes part of the prospectus covering
securities that have been registered under the Securities Act of 1933.

        THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of a nonqualified stock option by Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.

        The Plan provides a complete description of the terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

        1.       Grant of Stock Options. The Company hereby grants to the Participant an Option to purchase the number of shares set forth above, at the stated Option Price, which is one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement.

        Except as may otherwise be provided in Sections 3 or 4, the Shares under Option granted hereunder are granted on the condition that the Participant remains an Employee of the Company from the Date of Grant through (and including) each of the separate dates on which the Option becomes exercisable, as set forth below in Section 2. This grant of the Option shall not confer any right to the Participant (or any other Participant) to be granted Options or other Awards in the future under the Plan.

        2.       Exercise of Stock Option. Except as hereinafter provided, the Participant may exercise this Option at any time after the Shares under Option vest pursuant to the vesting schedule set forth below, provided that no exercise may occur subsequent to the close of business on the Date of Expiration (as set forth on page 1 of this Agreement).

	Shares for Which Option	Cumulative Number of Shares
Date	Becomes Exercisable	Available for Purchase

        The Option may be exercised in whole or in part, but not for less than 500 Shares at any one time, unless fewer than 500 Shares then remain subject to the Option, and the Option is then being exercised as to all such remaining Shares.

        3.       Termination of Employment.

(a)	By Death. In the event the employment of the Participant is terminated due to death, all outstanding Shares under Option not yet vested shall become immediately fully vested and, along with all previously vested Shares under Option, shall remain exercisable until the earlier of the Date of Expiration or the first anniversary of the Participant’s date of death, by such person or persons as shall have been named as the Participant’s beneficiary, or by such persons that have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.

(b)	By Disability. In the event the employment of the Participant is terminated due to Disability, all outstanding Shares under Option not yet vested shall become immediately fully vested and, along with all previously vested Shares under Option, shall remain exercisable until the earlier of the Date of Expiration or the third anniversary of the date that the Committee determines the definition of Disability to have been satisfied. For the purposes of this Agreement, “Disability” shall mean the date upon which the Participant becomes entitled to receive benefits pursuant to the Company’s long-term disability plan then in effect.

(c)	By Retirement. In the event the employment of the Participant is terminated due to Retirement, all outstanding Shares under Option not yet vested shall become immediately vested and, along with all previously vested Shares under Option, shall remain exercisable until the earlier of the Date of Expiration or the third anniversary of the Participant’s effective date of Retirement. For the purposes of this Agreement, “Retirement” shall mean: (i) any termination of the Participant’s employment other than for Cause after the Participant has attained sixty-five (65) years of age; or (ii) a retirement approved by the Board.

(d)	Termination for Cause. If the employment of the Participant shall be terminated for Cause, the Participant shall forfeit all of the unexercised Shares under Option, whether vested or not.

(e)	For Other Reasons. If the employment of the Participant shall terminate for any reason other than the reasons set forth in this Section 3(a) through 3(d) herein, all previously vested Shares under Option shall remain exercisable until the earlier of the Date of Expiration or the date occurring three (3) months from the effective date of termination. All unvested Shares under Option at the date of termination shall immediately terminate, and shall be forfeited to the Company.

        4.       Change in Control. In the event of a Change in Control, all Shares under this Option shall become immediately vested and shall remain exercisable until the earlier of the Date of Expiration, or the first anniversary of the effective date of the Participant’s termination of employment other than for Cause.

        5.       Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

        6.       Recapitalization. In the event of any change in the Company’s Shares, through the declaration of stock dividends or through recapitalization resulting in stock splits or through merger, consolidation, exchange of shares, or otherwise, the number and class of Shares subject to this Option, as well as the Option Price, may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

        7.       Procedure for Exercise of Option. This Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of its _______________. Such notice: (a) shall be signed by the Participant or his or her legal representative; (b) subject to Section 2, shall specify the number of full Shares then elected to be purchased with respect to the Option; (c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the Shares to be purchased, shall contain a representation of the Participant that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed; and (d) shall be accompanied by payment in full of the Option Price of the Shares to be purchased, and a copy of this Agreement.

        The Option Price upon exercise of this Option shall be payable to the Company in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or (c) by a combination of (a) and (b).

        Subject to the approval of the Committee, the Participant may be permitted to exercise pursuant to a “cashless exercise” procedure, as permitted under Federal Reserve Board’s Regulation T, subject to securities laws restrictions, or by any other means which the Committee, in its sole discretion, determines to be consistent with the Plan’s purpose and applicable law.

        As promptly as practicable after receipt of notice and payment upon exercise, the Company shall cause to be issued and delivered to the Participant or his or her legal representative, as the case may be, certificates for the Shares so purchased, which may, if appropriate, be endorsed with appropriate restrictive legends. The Share certificates shall be issued in the Participant’s name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant’s spouse). The Company shall maintain a record of all information pertaining to the Participant’s rights under this Agreement, including the number of Shares for which their Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

        8.       Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Vice President Administration and Human Resources of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

        9.       Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the purchase price has been paid, and the Shares have been issued and delivered to him or her.

        10.       Continuation of Employment. This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time. A transfer of the Participant’s employment between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

        11.       Miscellaneous.

(a)	This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)	The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)	The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any exercise of the Participant’s rights under this Agreement.

The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the amount required to be withheld.

(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(e)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)	All obligations of the Company under the Plan and this Agreement, with respect to this Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Idaho.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

Coeur d'Alene Mines Corporation
By: _________________________________
ATTEST:
_________________________________	_________________________________
Participant

5